EXHIBIT 99.32

COMPANY

overview

There is uniformity in science that stem cells will play a key role in fighting disease as we move through this century; indeed, some believe stem cells could launch a new era in medicine, perhaps even curing some of our most intractable diseases. The umbilical cord which, at birth, traditionally has been tossed away, contains a rich store of stem cells.  Cord Blood America, Inc., through its wholly owned subsidiary, Cord Partners, Inc., markets a service to preserve the umbilical cord blood in a patented process for future use exclusively by the donating family. The collection takes less than five minutes, is painless, easy and noninvasive. Cryogenically preserved umbilical cord stem cells have already been used to treat 75 major diseases, including leukemia, severe anemia, metabolic blood disorders and immune deficiencies.  This list is guaranteed to grow as medical research learns more about the incredible healing power of stem cells.

CORPORATE

strategy

What Cord Blood America offers is the proverbial once in a lifetime opportunity.  You can’t give birth to the same child twice. That is why marketing, and education, is such an important factor in this sector.  Cord Blood America has assembled an experienced marketing team second to none in the industry.

This is a growth industry: In 2003, only five percent of the four million women in the U.S. giving birth knew about preserving their umbilical cord blood and two percent of these took advantage of this lifesaving procedure.  The number of cord blood samples stored grew by 75 percent in 2004 and is expected to grow again by 75 percent in 2005, with five percent of all those giving birth now preserving their umbilical cord blood.  Cord Blood America intends to be number one in educating about the advantages of these cord blood banking services and then to be the top performer in signing new families to utilize its services.  The Company already has revenues topping $2 million annually.

What the Company does not intend to do is to spend money on costly, endless research and development.  Also, it does not need to discover something revolutionary ... that’s been done already!

COMPANY

products

Our product is like an insurance policy, providing strong peace of mind. The preserved umbilical cord blood is saved specifically for the donating family.  Besides current uses, medical research is ongoing on how to use these cells to combat heart disease, Parkinson’s disease, spinal cord injuries, sickle cell anemia, Multiple Sclerosis and other difficult diseases to treat.  Researchers dream that the cells they remove from the umbilical cord blood can someday be turned into every single tissue in the body, making, for instance, the repair of a damaged heart possible, or facilitating recovery from a stroke by turning stem cells into brain cells. Cord blood has proven to contain the kind of stem cells that can be turned into red blood cells and diseasefighting white blood cells. They also avoid all the controversies involved with stem cells from other sources such as embryonic stem cells.

But just as with insurance, sometimes families know the need but can’t afford it, especially at a difficult time such as childbirth. That is why Cord Blood America has established a program that allows families to store umbilical cord blood with no money down at the time of birth.  This program, which is the first in the industry, enables Cord Blood to offer families a unique payment plan that its competitors cannot currently match.

Safe Harbor Statement

Statements made in these documents, including, but not limited to, those relating to the private stem cell storage market’s capacity grow in excess of $1 billion per year, our ability to experience growth, internally and via acquisition, as awareness of the industry increases, the broadened applications of stem cell therapeutics, our pricing structure remaining exclusive, our ability to further deploy our network of consultants marketing to obstetricians across the U.S., our assessment of our position in the market relative to our competitors, our projected financial performance and our anticipated future performance, are forwardlooking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate,” “believe,” “expect,” “future,” “intend,” “plan,” and similar expressions to identify forwardlooking statements. Such forwardlooking statements involve certain risks and uncertainties, without limitation, statements regarding the company's strategic direction, prospects and future results, our ability to increase income streams and to grow revenue and earnings.  Actual results could differ materially from those projected in the forwardlooking statements as a result of a number of risks and uncertainties.  These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company’s public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this document and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forwardlooking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

continued on back

“Call it (cord blood storage) what you want; an insurance policy, a safety blanket, peace of mind – for us it’s a ‘Birthday Gift’ that really does last a lifetime.  Storing our son’s cord blood with Cord Partner’s was an easy decision.”

— Craig and Karen Irwin, valued Cord Partners’ customers

COMPANY

management

MATT SCHISSLER, FOUNDER, CHAIRMAN AND CEO:

Mr. Schissler is a quintessential entrepreneur, with a track record of performance in founding companies, turning them into successes, opening markets and finding new business opportunities.  Among these are Rainmakers International, Inc., an advertising agency.  Mr. Schissler also held key management sales position at the publicly traded TMP Worldwide, Inc., the former parent of Monster.com, where he pioneered a new business model allowing the company to increase revenues and profits.  At that staffing firm, he managed more than 200 sales personnel.

Stephanie Schissler, President and COO: At Cord Partners, the wholly owned subsidiary, Ms. Schissler has built, from the ground up, a customer oriented marketing program focused on providing the information and education necessary to allow parents to make this crucial decision.

Sandra Smith, CFO: Ms. Smith has a significant background in accounting management and mergers and acquisitions with TMP Worldwide and with software and education companies.

Noah Anderson, CTO: Mr. Anderson founded and served as President of an IT consulting firm prior to joining Cord Blood. He has also served as Director of Technology for a software company and as Senior Network Engineer for TMP Worldwide.

Joe Vicente, Vice President, Corporate Strategy: Mr. Vicente has a long, successful history in assisting emerging growth companies, focusing on acquisitions, operational practices and efficiencies and sales management.  He also served as Senior Vice President at TMP Worldwide, holding key strategic, operational and sales management positions.

RECENT

accomplishments

•

Secures $5 Million in Financing

•

Launches Revolutionary Pricing Plan to Make Banking Umbilical Cord Blood Affordable

•

Establishes Medical Advisory Group to Provide Direction on Stem Cell Issues

mission

Cord Blood America is dedicated to becoming the industry leader, through both internal growth and acquisition, in the lifesaving industry of storing umbilical cord blood taken at the time of birth for the future use of this rich reservoir of stem cells. Excelling in consumer marketing, Cord Blood America will bring this story of nature’s insurance policy to every family in America.

COMPANY

data

Headquarters: Los Angeles, CA

Stock symbol: OTC BB: CBAI

Market Cap: as of Sept. 30, 2005: $8.4 million

52 Week Range Stock Price: $0.09$1.50

Common Shares Outstanding:  as of Sept. 30, 2005: 39,368,565

Float: Approximately 13.7 million shares

Fiscal Year Ends: December 31

Web sites: Investor: www.cordbloodamerica.com

Consumer: www.cordpartners.com

FINANCIAL

summary

($ thousands)	2003	2004	2005*	2006*
Revenue	$281	$1,504	$2,500	$7,706
COGS	(199)	(1,157)	(1,850)	(5,308)
Gross Profit	82	347	650	2,398
Admin & Sell Exp	128	1,949	5,180	5,500
Interest Expense		79	560	750
Net Income (Loss)	$(46)	$(1,681)	$(5,090)	$(3,852)

*Projected

Cord Blood America became effective with the Securities and Exchange Commission on October 5, 2004. The Company commenced trading on January 21, 2005 on the OTC Bulletin Board under the symbol “CBAI”.

contact

PAUL KNOPICK

E & E Communications

(949) 7075365 pknopick@eandecommunications.com